PROSPECTUS SUPPLEMENT
(To Prospectus dated June 26, 1997)


                         EMC CORPORATION

                $517,500,000 Principal Amount of
         3 1/4% Convertible Subordinated Notes due 2002
          (Interest Payable March 15 and September 15)

                22,842,639 Shares of Common Stock
                 ______________________________

This document supplements the Prospectus dated June 26, 1997 relating to (i) $517,500,000 aggregate principal amount of 3 1/4% Convertible Subordinated Notes due 2002 (the "Notes") of EMC Corporation, a Massachusetts corporation (the "Company"), and
(ii) 22,842,639 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), which are initially issuable upon conversion of the Notes plus such additional indeterminate number of shares of Common Stock as may become issuable upon conversion of the Notes as a result of adjustments to the conversion price (the "Shares"). The Notes and the Shares that are being registered hereby are to be offered for the account of the holders thereof (the "Selling Securityholders"). The Notes were issued and sold in March 1997 in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), to persons reasonably believed by Smith Barney Inc., Alex. Brown & Sons Incorporated and Morgan Stanley & Co. Incorporated (the "Initial Purchasers") to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) or institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
Act) or outside the United States to certain persons in offshore transactions in reliance on Regulation S under the Securities Act. This Prospectus Supplement is incorporated by reference into the Prospectus and should be read in conjunction with the Prospectus. All terms used herein shall have the meaning assigned to them in the Prospectus.

                     _______________________

          SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THE
       ACCOMPANYING PROSPECTUS FOR A DISCUSSION OF CERTAIN
   FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
                     _______________________

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
    COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
       OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
          ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
                 REPRESENTATION TO THE CONTRARY
                     IS A CRIMINAL OFFENSE.
                     ______________________


   The date of this Prospectus Supplement is December 4, 1997.

     The following information supplements and updates the information found on pages 23-26 of the Prospectus under the caption "Selling Securityholders" by amending and restating such information to read, in its entirety, as follows:


                     SELLING SECURITYHOLDERS

     The following table set forth certain information furnished to the Company through December 4, 1997 as to the security ownership of the Selling Securityholders. Except as set forth below, none of the Selling Securityholders has had a material relationship with the Company or any of its predecessors or affiliates within the past three years.

                            Aggregate Principal   Number of Shares
                                Amount of Notes    of Common Stock
Name                           that may be Sold   that may be Sold*

AAM/Zazove Institutional Income
  Fund, L.P.                         $1,000,000             44,140
Aim Charter Fund                      4,500,000            198,631
Aim High Yield Fund                   5,000,000            220,701
Aim Income Fund                       2,000,000             88,280
Aim VI Growth & Income Fund             500,000             22,070
Allstate Insurance Company            4,000,000            176,561
Alscott Investments, LLC                640,000             28,249
American Community Mutual
  Insurance Company                     200,000              8,828
American Pioneer Life Insurance
  Company of New York                    40,000              1,765
American Progressive Life & Health       40,000              1,765
American Public Entity Excess Pool       40,000              1,765
American Republic Insurance Company     150,000              6,621
Amwest Surety Insurance Company         280,000             12,359
Associated Electric & Gas Insurance     850,000             37,519
Associated Physicians Insurance
  Company                                20,000                882
Austin Firefighters Conv.               190,000              8,386
Bank of America Convertible
  Securities                            230,000             10,152
Bankers Trust TTEE for Chrysler
  Corp.Emp.#1 Pension Plan            2,800,000            123,593
Baptist Hosp. of Miami                  165,000              7,283
Bear Stearns Securities Corporation   5,920,000            261,311
BCS Life Insurance Company              250,000             11,035
Boston Museum of Fine Arts               65,000              2,869
BZW Securities Limited               15,265,000            673,802
C.I. American Fund                      120,000              5,296
CSA Fraternal Life                       50,000              2,207
California Public Employees'
  Retirement System                   1,500,000             66,210
Care America Life Insurance Company      40,000              1,765
Carrigaholt Capital (Bermuda) L.P.    1,000,000             44,140
Catholic Relief Insurance Company
  of America                            195,000              8,607
Central States Health & Life
  Company of Omaha                      180,000              7,945
Century National Insurance Company      530,000             23,394
CFW-C, L.P.                           4,000,000            176,561
Champion International Corp. Master
  Retirement Trust                      715,000             31,560
Chase Manhattan Bank TTEE IBM
  Corp. Retirement Plan Trust         5,000,000            220,701
Chicago Mutual Liability Company         40,000              1,765
Chrysler Insurance Company            1,950,000             86,073
Colgate-Palmolive Company
  Retirement Trust                      650,000             28,691
Combined Insurance Company of
  America                             1,000,000             44,140
Concord Life Insurance Company           90,000              3,972
Condor Insurance                         65,000              2,869
Cowen & Company                       2,000,000             88,280
Credit Suisse First Boston
  Corporation                         7,000,000            308,982
David Lipscomb University General
  Endowment                              25,000              1,103
Delta Air Lines Master Trust          4,990,000            220,260
Deutsche Morgan Grenfell             13,000,000            573,824
Donaldson, Lufkin & Jenrette
  Securities Corporation                250,000             11,035
Employee Benefit Convertible
Securities                              125,000              5,517
Engrs Joint Pension FD                  260,000             11,476
Equitable Life Assurance Separate
  Account Balanced                       60,000              2,648
Equitable Life Assurance Separate
  Account Convertibles                  765,000             33,767
Farmers Home Mutual Insurance           205,000              9,048
Federated Equity Income Fund, Inc.   14,250,000            629,000
Federated Insurance Series, on
  behalf of its Federated Equity
  Income Fund II                         75,000              3,310
Federated Rural Electric
  Insurance Company                      60,000              2,648
Fidelity Financial Trust:
  Fidelity Convertible Securities
  Fund                               30,000,000          1,324,211
Fidelity Magellan Fund               45,000,000          1,986,316
Franklin and Marshall College           400,000             17,656
Froley, Revy Investment Company
  Inc. Account: Arkansas PERS           825,000             36,415
Froley, Revy Investment Company
  Inc. Account: ICI American
  Holdings Pension                      285,000             12,580
Froley, Revy Investment Company
  Inc. Account: Island Insurance
  Convertibles                           55,000              2,427
Froley, Revy Investment Company
  Inc. Account: NALCO Chemical
  Retirement Trust                      125,000              5,517
Froley, Revy Investment Company
  Inc. Account: Oregon Equity
  Fund/State of Oregon                2,000,000             88,280
Froley, Revy Investment Company
  Inc. Account: PRIM Board            1,150,000             50,761
Froley, Revy Investment Company
  Inc. Account: Southern Farm Bureau
  Insurance Co.                         150,000              6,621
Froley, Revy Investment Company
  Inc. Account: Starvest Discretionary  175,000              7,724
Froley, Revy Investment Company
  Inc. Account:  Starvest Investment    175,000              7,724
Froley, Revy Investment Company
  Inc. Account: State of Delaware
  Retirement - Froley, Revy             700,000             30,898
Froley, Revy Investment Company
  Inc. Account: Zeneca Holdings Pension 285,000             12,580
Frontier Insurance Company              530,000             23,394
Global Series Fund II--Prudential
  Inconvertible Fund                  2,000,000             88,280
Golden Rule Insurance Company         2,800,000            123,593
Goodville Mutual Casuality Company       20,000                882
Gopher State Mutual Insurance
  Company                                80,000              3,531
Goschen Hoppen - Home
  Insurance Company                      35,000              1,544
Grace Brothers, Ltd.                  2,000,000             88,280
Grain Dealers Mutual Insurance           90,000              3,972
Guarantee Trust Life Insurance
  Company                               480,000             21,187
Guaranty Income Life Insurance
  Company                               200,000              8,828
Hudson River Trust Balanced Account     390,000             17,214
Hudson River Trust Growth & Income
  Account                               360,000             15,890
Hudson River Trust Growth Investors     305,000             13,462
Hughes Aircraft Company Master
  Retirement Trust                    1,660,000             73,273
John M. Olin Foundation, Inc.         2,960,000            130,655
J.P. Morgan & Co. Incorporated       21,110,000            931,803
J.P. Morgan Securities, Inc.         16,500,000            728,316
Kettering Medical Center Funded
  Depreciation Account                   80,000              3,531
Lebanon Mutual Insurance Company         55,000              2,427
Lehman Brothers International
  Europe                              2,000,000             88,280
Lincoln National Convertible
  Securities Fund                     2,960,000            130,655
Lincoln National Life Insurance       7,620,000            336,349
Lipper Convertibles, L.P.             5,000,000            220,701
Lipper Offshore Convertibles, L.P.    1,500,000             66,210
Lone Star Life Insurance Company        530,000             23,394
Massachusetts Mutual Life
  Insurance Company                   1,700,000             75,038
MassMutual Corporate Value
  Partners Limited                      550,000             24,277
MassMutual High Yield Partners, LLC     750,000             33,105
McMahan Securities Company L.P.         295,000             13,021
Medico Life Insurance Company           290,000             12,800
Med Marc Insurance                      270,000             11,917
Memphis Light, Water & Gas
  Retirement Fund                       375,000             16,552
Merrill Lynch Capital Markets PLC    13,000,000            573,824
Merrill Lynch, Pierce,
  Fenner & Smith Inc.                 7,220,000            318,693
Midwest Securities Life                  90,000              3,972
Midwestern National Life Insurance
  Company of Ohio                       190,000              8,386
Millers Casualty Insurance
  Company of Texas                      125,000              5,517
Millers Mutual Fire Insurance
  Company of Texas                      670,000             29,574
Mutual Protective Insurance Company     300,000             13,242
N-A Core Growth Fund                  3,515,000            155,153
N-A Income & Growth Fund              1,405,000             62,017
National Chiropractic                   225,000              9,931
New York Life Insurance
  & Annuity Corporation               1,750,000             77,245
New York Life Insurance Company       9,250,000            408,298
Norwest Bank MN, N.A.                   325,000             14,345
Occidental College                      155,000              6,841
OCM Convertible Limited Partnership     250,000             11,035
OCM Convertible Trust                 5,455,000            240,785
Oak Tree Partners, L.P.               5,660,000            249,834
Old Guard Fire Insurance Company         90,000              3,972
Old Guard Insurance Company             195,000              8,607
Ozark National Life Insurance
  Company                               460,000             20,304
Pacific Horizon Capital Income Fund   3,300,000            145,663
Pacific Innovation Trust
  Capital Income Fund                    55,000              2,427
Pacific Mutual Life Insurance
  Company                               500,000             22,070
Paloma Securities L.L.C.              9,250,000            408,298
Partner Reinsurance Company Ltd.        375,000             16,552
Phico Insurance Company                 150,000              6,621
Phoenix Convertible Fund              1,000,000             44,140
Physicians Mutual Insurance Company     230,000             10,152
Pioneer Insurance Company                45,000              1,986
Pitney Bowes Retirement Fund          1,100,000             48,554
Police & Fireman's Insurance
  Association                            45,000              1,986
Port Authority of Alleghany County
  Retirement and Disability Allowance
  Plan for Employees Represented by
  Local 85 of Amalgamated Transit Union 860,000             37,960
Reliable Life Insurance Company         400,000             17,656
Reliant Trading                       1,495,000             65,989
RJR Nabisco, Inc. Defined
  Benefit Master Trust                  700,000             30,898
Robertson Stephens Co. L.L.P.         3,863,000            170,514
Robertson Stephens
  Growth & Income Fund                1,350,000             59,589
Robertson Stephens Growth & Income
  Portfolio of the Equi-Select
  Series Trust                          600,000             26,484
Royal Bank of Canada                 15,500,000            684,175
San Diego City Retirement               510,000             22,511
Salomon Brothers Inc.                 3,900,000            172,147
S D County Convertible                1,845,000             81,439
Secura Insurance, A Mutual Company      220,000              9,710
Service Life and Casualty
  Insurance Company                      20,000                882
Service Lloyd Insurance Company          20,000                882
Shepherd Investments International,
  Ltd.                               31,925,000          1,409,181
Smith Barney Inc.(1)                 16,580,000            731,847
Societe Generale Securities
  Corporation                         3,700,000            163,319
South Dakota Retirement System        1,000,000             44,140
Standard Mutual Insurance Company       110,000              4,855
Stark International                  14,925,000            658,795
State of Connecticut Combined
  Investments Fund                    4,185,000            184,727
State Employees' Retirement Fund
  of the State of Delaware            1,340,000             59,148
State Street Bank c/f GE Pension
  Trust Global Investment             1,800,000             79,452
Swiss Bank Corporation - London
  Branch                              5,000,000            220,701
Tennessee Consolidated
  Retirement System                   4,000,000            176,561
Texas Builders Insurance Company         40,000              1,765
The Class IC Company, Ltd.            1,000,000             44,140
The Dow Chemical Company Employees
  Retirement Plan                     2,300,000            101,522
The First Foundation                    105,000              4,634
The Fondren Foundation                   80,000              3,531
The Hotel Union and Hotel Industry
   of Hawaii                            130,000              5,738
The Income Fund of America, Inc.     20,000,000            882,807
The Ohio National Growth & Income
  Fund                                   50,000              2,207
Toronto Dominion (New York) Inc.     20,000,000            882,807
Transguard Insurance Company            550,000             24,277
UBS Securities LLC                   13,000,000            573,824
Unifi, Inc. Profit Sharing Plan and
  Trust                                 165,000              7,283
United Food and Commercial Workers
  Local 1262 and Employers Pension
  Fund                                  500,000             22,070
United National Insurance Company     1,250,000             55,175
United National Life Insurance          100,000              4,414
United States Olympic Foundation        750,000             33,105
United Teacher Associates
  Insurance Company                     800,000             35,312
Vanguard Convertible
  Securities Fund, Inc.               2,795,000            123,372
Van Kampen American
  Capital Harbor Fund                 2,000,000             88,280
Vista Balanced Fund                     100,000              4,414
Vista Growth & Income Fund            3,600,000            158,905
Vista Select Balanced Fund              300,000             13,242
Wake Forest University                  405,000             17,876
Weirton Trust                           745,000             32,884
Western Home Insurance Company           90,000              3,972
Westward Life Insurance Company          35,000              1,544
Wisconsin Lawyers Mutual
  Insuance Company                       90,000              3,972
Wisconsin Mutual Insurance Company       60,000              2,648
World Insurance Company                 250,000             11,035
Any other Selling Securityholders
  or future transferee from such
  Selling Securityholder(2)           2,827,000            124,784

                                   $517,500,000       22,842,557**



_____________
(1)  Smith Barney Inc. was an Initial Purchaser of the Notes.
See "Plan of Distribution."
(2) Information regarding these persons or entities may be added from time to time by one or more supplements to this Prospectus.
* Assumes a conversion price of $22.655 per share and a cash payment in lieu of any fractional share interest.
** Total differs from amount to be registered due to the rounding down of fractional shares.